DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces Fourth Quarter and Fiscal Year 2022 Financial Results

San Francisco – March 10, 2022 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 e-signature solution as part of the DocuSign Agreement Cloud, today announced results for its fourth quarter and fiscal year ended January 31, 2022.

"In fiscal 2022, we grew revenues by 45% and billings by 37% year-over-year, while generating record operating and cash flow margins. While the year unfolded differently than expected, we are proud of the ongoing performance and resilience of our team as we scaled to become a multi-billion dollar company. Together, we helped another 280,000 new customers begin digitizing how they agree as we surpassed 1.17 million total customers overall," said Dan Springer, CEO of DocuSign. "As we head into Fiscal 2023, digital transformation and the need to agree from anywhere remains a high priority for organizations across the globe. As people begin to return to the office, they are not returning to paper. eSignature and the broader Agreement Cloud will only continue to gain prominence in the evolving Anywhere Economy."

Fourth Quarter Financial Highlights

▪Total revenue was $580.8 million, an increase of 35% year-over-year. Subscription revenue was $564.0 million, an increase of 37% year-over-year. Professional services and other revenue was $16.8 million, a decrease of 19% year-over-year.
▪Billings were $670.1 million, an increase of 25% year-over-year.
▪GAAP gross margin was 77%, compared to 76% in the same period last year. Non-GAAP gross margin was 81% compared to 80% in the same period last year.
▪GAAP net loss per basic and diluted share was $0.15 on 199 million shares outstanding compared to $0.38 on 189 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.48 on 207 million shares outstanding compared to $0.37 on 209 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $87.8 million compared to $62.2 million in the same period last year.
▪Free cash flow was $70.3 million compared to $44.0 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $898.4 million at the end of the quarter.

Fiscal 2022 Financial Highlights

▪Total revenue was $2.1 billion, an increase of 45% year-over-year. Subscription revenue was $2.0 billion, an increase of 47% year-over-year. Professional services and other revenue was $69.9 million, a decrease of 2% year-over-year.
▪Billings were $2.4 billion, an increase of 37% year-over-year.
▪GAAP gross margin was 78%, compared to 75% in fiscal 2021. Non-GAAP gross margin was 82%, compared to 79% in fiscal 2021.
▪GAAP net loss per basic and diluted share was $0.36 on 197 million shares outstanding compared to $1.31 on 186 million shares outstanding in fiscal 2021.
▪Non-GAAP net income per diluted share was $1.98 on 208 million shares outstanding compared to $0.90 on 204 million shares outstanding in fiscal 2021.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

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DOCUSIGN, INC.

Stock Repurchase Authorization

•DocuSign's Board of Directors has authorized a stock repurchase program of up to $200 million of DocuSign's outstanding common stock. The program has no minimum purchase commitment and no mandated end date. The repurchase is expected to be executed, subject to general business and market conditions and other investment opportunities, through open market purchases, and other transactions in accordance with applicable securities laws. The timing and the amount of any repurchased common stock will be determined by DocuSign's management based on its evaluation of market conditions and other factors. The repurchase program does not obligate DocuSign to acquire any particular amount of common stock and the repurchase program may be suspended or discontinued at any time at DocuSign's discretion without prior notice.

Operational and Other Financial Highlights

•Partnership with Zoom: On February 15, 2022, DocuSign and Zoom Communications announced a partnership to make it even easier to complete agreements from anywhere. DocuSign eSignature for Zoom enables organizations to reimagine agreement processes with virtual, face-to-face signing experiences that accelerate time to agreement while building trust and loyalty. Through this partnership, signers can find, review and complete agreements live within Zoom. DocuSign eSignature for Zoom can also safeguard agreements by automatically verifying a signer's government-issued photo ID or eID in real-time with ID Verification.

•Chief Diversity & Engagement Officer appointment. On March 7, 2022, DocuSign announced Iesha Berry as its new Chief Diversity & Engagement Officer. Prior to joining DocuSign, Iesha served as the first Chief Inclusion, Diversity and Equity Officer for Slalom where she led the company’s diversity and inclusion programs, as well as its environmental, social responsibility, and sustainability efforts. With more than 20 years' experience with Diversity, Equity & Inclusion roles at companies including Bank of America, Pfizer, Microsoft and Prudential Financial, Iesha will focus on accelerating DocuSign’s Diversity, Inclusion and Belonging strategy while building off the existing accomplishments DocuSign has achieved.

•Updated SMS and Phone Authentication: DocuSign has updated its SMS authentication to provide signers the option of receiving a one-time access passcode via either calls or text messages. This helps signers with a landline phone number to successfully complete authentication.

Outlook

The company currently expects the following guidance:

▪Quarter ending April 30, 2022 (in millions, except percentages):

Total revenue	$579	to	$583
Subscription revenue	$562	to	$566
Billings	$573	to	$583
Non-GAAP gross margin	79%	to	81%
Non-GAAP operating margin	16%	to	18%
Non-GAAP diluted weighted-average shares outstanding	205	to	210

▪Fiscal year ending January 31, 2023 (in millions, except percentages):

Total revenue	$2,470	to	$2,482
Subscription revenue	$2,394	to	$2,406
Billings	$2,706	to	$2,726
Non-GAAP gross margin	79%	to	81%
Non-GAAP operating margin	16%	to	18%
Provision for income taxes	$4	to	$8
Non-GAAP diluted weighted-average shares outstanding	205	to	210

The company has not reconciled its guidance of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation has not been provided.
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DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on March 10, 2022 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) March 24, 2022, using the passcode 13727117.

About DocuSign

DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature, the world’s #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over a million customers and more than a billion users in over 180 countries use the DocuSign Agreement Cloud to accelerate the process of doing business and simplify people’s lives.

For more information, visit www.docusign.com, call +1-877-720-2040, or follow @DocuSign on Twitter, LinkedIn, Facebook and Instagram.

Copyright 2022. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
DocuSign Investor Relations
investors@docusign.com

Media Relations:
DocuSign Corporate Communications
media@docusign.com

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to management. and which statements involve substantial risk and uncertainties. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding the benefits of the DocuSign Agreement Cloud and DocuSign's intention to implement a program to repurchase up to $200 million of DocuSign's common stock, including the expected timing, duration, volume and nature of such stock repurchase program. They also include statements about our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include, among other things, risks related to our expectations regarding the impact of the COVID-19 pandemic, including the easing of related regulations and measures as the pandemic and its related effects begin to abate or have abated, on our business, results of operations, financial condition, and future profitability and growth; our expectations regarding the impact of the evolving COVID-19 pandemic on the businesses of our customers, partners and suppliers, and the economy, as well as the macro- and micro-effects of the pandemic, including the pace of the digital transformation of business and differing levels of demand for our products as our customers' priorities, resources, financial conditions and economic outlook change; our ability to estimate the size of our total addressable market, and the development of the market for our products, which is new and evolving; our ability to effectively sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers' needs and rapid technological change; the effects of increased competition in our market and our ability to compete effectively; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to expand our direct sales force, customer success team and strategic partnerships around the world; the impact of any data breaches, cyberattacks or other malicious activity on our technology systems; our
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DOCUSIGN, INC.
ability to identify targets for and execute potential acquisitions; our ability to successfully integrate the operations of businesses we may acquire, and to realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel; our ability to estimate the size and potential growth of our target market; uncertainties regarding the impact of general economic and market conditions, including as a result of regional and global conflicts or related government sanctions; and our ability to maintain proper and effective internal controls. Additional risks and uncertainties that could affect our financial results are included in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our quarterly report on Form 10-Q for the quarter ended October 31, 2021 filed on December 6, 2021 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, acquisition-related expenses, loss on extinguishment of debt, fair value adjustments to strategic investments, impairment of operating lease right-of-use assets, tax impact related to an intercompany IP transfer and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

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DOCUSIGN, INC.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
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DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue:
Subscription	$564,006	$410,215	$2,037,272	$1,381,397
Professional services and other	16,822	20,683	69,941	71,650
Total revenue	580,828	430,898	2,107,213	1,453,047
Cost of revenue:
Subscription	96,556	73,347	343,661	259,992
Professional services and other	34,898	28,233	122,790	104,066
Total cost of revenue	131,454	101,580	466,451	364,058
Gross profit	449,374	329,318	1,640,762	1,088,989
Operating expenses:
Sales and marketing	299,417	221,896	1,076,527	798,625
Research and development	110,692	80,135	393,362	271,522
General and administrative	64,443	52,184	232,757	192,697
Total operating expenses	474,552	354,215	1,702,646	1,262,844
Loss from operations	(25,178)	(24,897)	(61,884)	(173,855)
Interest expense	(1,617)	(7,786)	(6,443)	(30,799)
Loss on extinguishment of debt	—	(33,752)	—	(33,752)
Interest income and other income (expense), net	(2,621)	2,882	1,413	8,914
Loss before provision for income taxes	(29,416)	(63,553)	(66,914)	(229,492)
Provision for income taxes	1,029	8,859	3,062	13,775
Net loss	$(30,445)	$(72,412)	$(69,976)	$(243,267)
Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.38)	$(0.36)	$(1.31)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	198,687	188,717	196,675	185,760

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$9,500	$6,138	$31,152	$20,793
Cost of revenue—professional services and other	8,096	6,510	27,347	21,865
Sales and marketing	52,040	37,190	186,759	131,041
Research and development	31,712	20,328	108,523	65,890
General and administrative	16,659	13,473	54,761	47,288

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DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	January 31, 2022	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$509,059	$566,055
Investments—current	293,763	207,450
Accounts receivable, net	440,950	323,570
Contract assets—current	12,588	16,883
Prepaid expenses and other current assets	63,236	48,390
Total current assets	1,319,596	1,162,348
Investments—noncurrent	94,938	92,717
Property and equipment, net	184,664	165,039
Operating lease right-of-use assets	126,021	159,352
Goodwill	355,058	350,151
Intangible assets, net	98,816	121,828
Deferred contract acquisition costs—noncurrent	311,835	260,130
Other assets—noncurrent	50,337	24,942
Total assets	$2,541,265	$2,336,507
Liabilities and Equity
Current liabilities
Accounts payable	$52,804	$37,367
Accrued expenses and other current liabilities	91,377	66,566
Accrued compensation	160,163	156,158
Convertible senior notes—current	—	20,469
Contract liabilities—current	1,029,891	779,642
Operating lease liabilities—current	37,404	32,971
Total current liabilities	1,371,639	1,093,173
Convertible senior notes, net—noncurrent	718,487	693,219
Contract liabilities—noncurrent	16,725	16,492
Operating lease liabilities—noncurrent	126,340	165,704
Deferred tax liability—noncurrent	9,316	6,464
Other liabilities—noncurrent	23,255	32,328
Total liabilities	2,265,762	2,007,380
Convertible senior notes	—	3,390
Stockholders’ equity
Common stock	20	19
Treasury stock	(1,532)	(1,048)
Additional paid-in capital	1,720,013	1,702,254
Accumulated other comprehensive income (loss)	(4,809)	4,964
Accumulated deficit	(1,438,189)	(1,380,452)
Total stockholders’ equity	275,503	325,737
Total liabilities and equity	$2,541,265	$2,336,507

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DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(30,445)	$(72,412)	$(69,976)	$(243,267)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	20,750	19,635	81,913	71,090
Amortization of deferred contract acquisition and fulfillment costs	43,683	28,597	144,442	99,384
Amortization of debt discount and transaction costs	1,250	7,173	5,098	28,001
Loss on extinguishment of debt	—	33,752	—	33,752
Operating cash flow related to repayments of convertible senior notes	—	(75,165)	—	(75,165)
Non-cash operating lease costs	6,643	6,646	26,819	26,728
Stock-based compensation expense	118,006	83,639	408,542	286,877
Deferred income taxes	3,729	(1,360)	1,369	(2,410)
Other	4,274	(1,416)	9,871	(210)
Changes in operating assets and liabilities
Accounts receivable	(135,349)	(62,484)	(117,380)	(73,913)
Contract assets	2,471	5,802	4,893	1,912
Prepaid expenses and other current assets	5,816	680	(7,074)	(1,155)
Deferred contract acquisition and fulfillment costs	(59,447)	(63,871)	(207,393)	(208,510)
Other assets	(2,677)	457	(16,389)	(6,006)
Accounts payable	5,445	8,473	12,148	12,128
Accrued expenses and other liabilities	(1,058)	15,203	10,828	37,155
Accrued compensation	23,909	41,033	1,128	64,586
Contract liabilities	89,435	95,230	250,482	267,750
Operating lease liabilities	(8,642)	(7,379)	(32,854)	(21,773)
Net cash provided by operating activities	87,793	62,233	506,467	296,954
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	—	—	(6,388)	(180,370)
Purchases of marketable securities	(81,366)	(84,340)	(384,128)	(164,989)
Sales of marketable securities	4,499	—	7,569	28,986
Maturities of marketable securities	90,113	83,756	283,184	488,538
Purchases of strategic and other investments	(1,000)	—	(1,750)	(8,541)
Purchases of property and equipment	(17,470)	(18,251)	(61,396)	(82,395)
Net cash (used in) provided by investing activities	(5,224)	(18,835)	(162,909)	81,229
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of initial purchasers' discounts and transaction costs	—	677,370	—	677,370
Purchase of capped calls related to issuance of convertible senior notes	—	(31,395)	—	(31,395)
Repayments of convertible senior notes	(13,071)	(384,199)	(77,906)	(384,199)
Payment of revolving credit facility costs	—	(2,453)	—	(2,453)
Payment of tax withholding obligation on RSU settlement and ESPP purchase	(63,412)	(125,186)	(386,521)	(372,463)
Proceeds from exercise of stock options	2,553	9,322	23,729	24,305
Proceeds from employee stock purchase plan	—	—	46,077	29,859
Net cash (used in) provided by financing activities	(73,930)	143,459	(394,621)	(58,976)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(3,122)	4,214	(5,594)	5,646
Net increase (decrease) in cash, cash equivalents and restricted cash	5,517	191,071	(56,657)	324,853
Cash, cash equivalents and restricted cash at beginning of period (1)	504,162	375,265	566,336	241,483
Cash, cash equivalents and restricted cash at end of period (1)	$509,679	$566,336	$509,679	$566,336
(1) $0.6 million of restricted cash was included in both Prepaid expenses and other current assets and Other assets—noncurrent at January 31, 2022. $0.3 million of restricted cash was included in Prepaid expenses and other current assets at October 31, 2021 and in Other assets—noncurrent at January 31, 2021 and October 31, 2020.
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DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2022	2021	2022	2021
GAAP gross profit	$449,374	$329,318	$1,640,762	$1,088,989
Add: Stock-based compensation	17,596	12,648	58,499	42,658
Add: Amortization of acquisition-related intangibles	2,403	3,196	11,670	11,052
Add: Employer payroll tax on employee stock transactions	829	1,454	7,524	5,904
Non-GAAP gross profit	$470,202	$346,616	$1,718,455	$1,148,603
GAAP gross margin	77%	76%	78%	75%
Non-GAAP adjustments	4%	4%	4%	4%
Non-GAAP gross margin	81%	80%	82%	79%

GAAP subscription gross profit	$467,450	$336,868	$1,693,611	$1,121,405
Add: Stock-based compensation	9,500	6,138	31,152	20,793
Add: Amortization of acquisition-related intangibles	2,403	3,196	11,670	11,052
Add: Employer payroll tax on employee stock transactions	417	679	3,703	2,862
Non-GAAP subscription gross profit	$479,770	$346,881	$1,740,136	$1,156,112
GAAP subscription gross margin	83%	82%	83%	81%
Non-GAAP adjustments	2%	3%	2%	3%
Non-GAAP subscription gross margin	85%	85%	85%	84%

GAAP professional services and other gross loss	$(18,076)	$(7,550)	$(52,849)	$(32,416)
Add: Stock-based compensation	8,096	6,510	27,347	21,865
Add: Employer payroll tax on employee stock transactions	412	775	3,821	3,042
Non-GAAP professional services and other gross loss	$(9,568)	$(265)	$(21,681)	$(7,509)
GAAP professional services and other gross margin	(107)%	(37)%	(76)%	(45)%
Non-GAAP adjustments	50%	36%	45%	35%
Non-GAAP professional services and other gross margin	(57)%	(1)%	(31)%	(10)%

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DOCUSIGN, INC.
Reconciliation of operating expenses:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2022	2021	2022	2021
GAAP sales and marketing	$299,417	$221,896	$1,076,527	$798,625
Less: Stock-based compensation	(52,040)	(37,190)	(186,759)	(131,041)
Less: Amortization of acquisition-related intangibles	(3,205)	(3,390)	(13,100)	(14,566)
Less: Employer payroll tax on employee stock transactions	(1,960)	(3,198)	(19,628)	(14,190)
Less: Acquisition-related expenses	—	—	—	(186)
Non-GAAP sales and marketing	$242,212	$178,118	$857,040	$638,642
GAAP sales and marketing as a percentage of revenue	52%	51%	51%	55%
Non-GAAP sales and marketing as a percentage of revenue	42%	41%	41%	44%

GAAP research and development	$110,692	$80,135	$393,362	$271,522
Less: Stock-based compensation	(31,712)	(20,328)	(108,523)	(65,890)
Less: Employer payroll tax on employee stock transactions	(1,097)	(2,012)	(10,341)	(7,329)
Non-GAAP research and development	$77,883	$57,795	$274,498	$198,303
GAAP research and development as a percentage of revenue	19%	19%	19%	19%
Non-GAAP research and development as a percentage of revenue	13%	13%	13%	14%

GAAP general and administrative	$64,443	$52,184	$232,757	$192,697
Less: Stock-based compensation	(16,659)	(13,473)	(54,761)	(47,288)
Less: Employer payroll tax on employee stock transactions	(334)	(2,612)	(4,699)	(6,619)
Less: Acquisition-related expenses	—	—	(387)	(7,776)
Less: Impairment of operating lease right-of-use assets	(1,207)	—	(5,099)	—
Non-GAAP general and administrative	$46,243	$36,099	$167,811	$131,014
GAAP general and administrative as a percentage of revenue	10%	12%	11%	13%
Non-GAAP general and administrative as a percentage of revenue	8%	9%	8%	9%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2022	2021	2022	2021
GAAP loss from operations	$(25,178)	$(24,897)	$(61,884)	$(173,855)
Add: Stock-based compensation	118,007	83,639	408,542	286,877
Add: Amortization of acquisition-related intangibles	5,608	6,586	24,770	25,618
Add: Employer payroll tax on employee stock transactions	4,220	9,276	42,192	34,042
Add: Acquisition-related expenses	—	—	387	7,962
Add: Impairment of operating lease right-of-use assets	1,207	—	5,099	—
Non-GAAP income from operations	$103,864	$74,604	$419,106	$180,644
GAAP operating margin	(4)%	(6)%	(3)%	(12)%
Non-GAAP adjustments	22%	23%	23%	24%
Non-GAAP operating margin	18%	17%	20%	12%

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DOCUSIGN, INC.
Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2022	2021	2022	2021
GAAP net loss	$(30,445)	$(72,412)	$(69,976)	$(243,267)
Add: Stock-based compensation	118,007	83,639	408,542	286,877
Add: Amortization of acquisition-related intangibles	5,608	6,586	24,770	25,618
Add: Employer payroll tax on employee stock transactions	4,220	9,276	42,192	34,042
Add: Acquisition-related expenses	—	—	387	7,962
Add: Amortization of debt discount and issuance costs	1,250	7,173	5,098	28,001
Add: Loss on extinguishment of debt	—	33,752	—	33,752
Add: Tax expense related to intercompany IP transfer(1)	—	9,294	—	9,294
Less: Fair value adjustments to strategic investments	—	—	(5,270)	—
Add: Impairment of operating lease right-of-use assets	1,207	—	5,099	—
Non-GAAP net income	$99,847	$77,308	$410,842	$182,279

Numerator:
Non-GAAP net income	$99,847	$77,308	$410,842	$182,279
Add: Interest expense on convertible senior notes	25	617	37	617
Non-GAAP net income attributable to common stockholders, diluted	$99,872	$77,925	$410,879	$182,896

Denominator:
Weighted-average common shares outstanding, basic	198,687	188,717	196,675	185,760
Effect of dilutive securities	8,474	19,797	11,322	17,929
Non-GAAP weighted-average common shares outstanding, diluted	207,161	208,514	207,997	203,689

GAAP net loss per share, basic and diluted	$(0.15)	$(0.38)	$(0.36)	$(1.31)
Non-GAAP net income per share, basic	0.50	0.41	2.09	0.98
Non-GAAP net income per share, diluted	0.48	0.37	1.98	0.90
(1)Represents net change in tax liabilities related to an intercompany IP transfer

Computation of free cash flow:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$87,793	$62,233	$506,467	$296,954
Less: Purchases of property and equipment	(17,470)	(18,251)	(61,396)	(82,395)
Non-GAAP free cash flow	70,323	43,982	445,071	214,559
Net cash (used in) provided by investing activities	(5,224)	(18,835)	(162,909)	81,229
Net cash (used in) provided by financing activities	$(73,930)	$143,459	$(394,621)	$(58,976)

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DOCUSIGN, INC.
Computation of billings:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2022	2021	2022	2021
Revenue	$580,828	$430,898	$2,107,213	$1,453,047
Add: Contract liabilities and refund liability, end of period	1,049,106	800,940	1,049,106	800,940
Less: Contract liabilities and refund liability, beginning of period	(961,243)	(702,691)	(800,940)	(522,201)
Add: Contract assets and unbilled accounts receivable, beginning of period	19,708	26,808	21,021	15,082
Less: Contract assets and unbilled accounts receivable, end of period	(18,273)	(21,021)	(18,273)	(21,021)
Add: Contract assets and unbilled accounts receivable contributed by acquisitions	—	—	—	6,589
Less: Contract liabilities and refund liability contributed by acquisitions	—	—	—	(9,344)
Non-GAAP billings	$670,126	$534,934	$2,358,127	$1,723,092

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